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                                                                    EXHIBIT 99.1

Media Contact: Tricia Chamberlain                Investor Contact: Teri Miller
305 443-5454                                              954 351-8216

Rubenstein Associates
Public Relations Tel.: 212-843-8282/8054
Contact:  Rodger Van Allen/John Henderson

                      SPHERION ANNOUNCES DUPONT EXECUTIVE
                           TO BE NEW PRESIDENT AND CEO

         FORT LAUDERDALE, FL, April 10, 2001 - Spherion Corporation (NYSE: SFN) announced today the appointment of Cinda A. Hallman as President and Chief Executive Officer. She replaces Raymond Marcy, who has resigned.

         Ms. Hallman most recently served as senior vice president of Global Systems and Processes at DuPont (NYSE: DD), where she reported directly to the Chairman and CEO and played a key role in DuPont's on-going transformation.

         In addition, she had full responsibility for DuPont's global information technology, processes and strategy and was part of the company's thirteen-member corporate operating group. She has been a director of Spherion since February 1995.

         "I am very excited about this opportunity because Spherion is an industry leader with strong, energetic employees," said Ms. Hallman. "I look forward to working closely with them and Spherion's customers to refine the company's direction for the future."

         Steven S. Elbaum has been elected Chairman of Spherion's Board of Directors, replacing Mr. Marcy. Mr. Elbaum has been a Director of Spherion since May 1996. He is currently the Chairman of the Board and CEO of Superior Telecom, Inc. (NYSE: SUT).

         "Cinda Hallman brings a wealth of global management and strategic leadership experience to Spherion," said Mr. Elbaum. "Her distinguished career at DuPont and her service as a Spherion board member uniquely positions her to quickly assume the leadership of the company. She will be a dynamic force in defining Spherion's long term strategy, refining the company's focus on operational excellence and enhancing shareholder value."

         Ms. Hallman is nationally recognized for her leadership in information technology and she was named one of the most influential information technology executives of the last decade. She is active in community affairs and serves on the boards of directors of several major organizations.


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         Today's announcement follows the resignation of Raymond Marcy as
Chairman, President and CEO. Mr. Marcy led the company for over ten years during a period of dramatic growth.

         "I will miss what I believe to be the finest management team in our industry," said Mr. Marcy. "I wish Cinda nothing but success in her new role."


                          BIOGRAPHY OF CINDA A. HALLMAN

Cinda A. Hallman, senior vice president, DuPont Global Systems & Processes, led a major effort to define the new business models associated with the DuPont transformation. In addition, she had full responsibility for global information technology, processes and strategy, as well as Corporate Core Managing Process. Ms. Hallman reported to the DuPont Chairman and CEO.

As DuPont's senior vice president of Functioning Effectiveness and Global Services, Ms. Hallman developed the visions and strategy, and then formed the DuPont Global Services Business. As part of this, she was global strategic leader of integrated business processes, sourcing, information technology, engineering, business consulting, human resources, facilities services & security, and business accounting & reporting.

As DuPont's Vice President of Global Information Systems and Chief Information Officer, Ms. Hallman provided the leadership and vision to first take out over $500,000,000 in cost and then form DuPont's IT Alliance with two of the world's leading information technology firms, Computer Sciences Corporation and Andersen Consulting. This Alliance, the largest deal of its kind ever announced, supports the growth strategies of DuPont's businesses and will enable Dupont to increase shareholder value.

Ms. Hallman was formerly with the global energy company, Conoco, and held a number of positions of increasing complexity. In 1981, when DuPont acquired Conoco, Ms. Hallman assumed responsibility for consolidating computer applications for Dupont and Conoco. In 1990, Ms. Hallman was named vice president of DuPont information systems applications worldwide. In 1992, she took on the added responsibility of Chief Information Officer.

Ms. Hallman was named 1995 Chief Information Officer of the Year by INFORMATION WEEK, and her organization received the magazine's "Excellence in IS" award for the chemical industry in 1994, 1995, and 1996. In addition, Ms. Hallman received the 1996 Visionary Award from COMMUNICATION WEEK, and in 1997 was recognized as one of the most influential information technology executives of the last decade by CIO MAGAZINE.

In addition to membership on the corporate operating group, Ms. Hallman was a member of DuPont's global leadership team, operations network, and the business



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information board. Ms. Hallman is a board member of Bowater, Inc., United Way of
America, and Christiana Health Care. She is co-chair of the Delaware IT Initiative, and also has a wide variety of other professional affiliations.

Ms. Hallman received a Bachelor of Science degree in mathematics from the University of Southern Arkansas.



ABOUT SPHERION

         Spherion Corporation is a $3.0 billion human capital management company. Founded in 1946, the Company is based in Ft. Lauderdale, Fla. As workforce and technology architects, Spherion helps companies efficiently deploy human capital to improve their bottom line. Unlike any other company, Spherion offers a unique model of consulting, diagnosing and implementing solutions in the areas of staffing, recruiting, technology and outsourcing. Visit the Company's web side at WWW.SPHERION.COM.

         This news release contains statements that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety to reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that could cause such material differences include, without limitation, the following: risks associated with changes in management personnel, acquisitions, competition, changing market and economic conditions, currency fluctuations and additional factors discussed in this release and in Spherion's filings with the Securities and Exchange Commission.




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